Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-194495) pertaining to the 2013 Equity Incentive Plan, the 2013 Employee Stock Purchase Plan, the 2006 Stock Plan, and the 2000 Stock Plan of Coupons.com Incorporated of our report dated March 19, 2015, with respect to the consolidated financial statements of Coupons.com Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Jose, California

March 19, 2015